Exhibit 10.12 Employment contract dated September 29, 1995 between the Trust and Mr. Zoffinger.


                              EMPLOYMENT AGREEMENT


        This Employment Agreement (the "Agreement") is entered into as of September 29, 1995, by and between Value Property Trust (formerly known as Mortgage and Realty Trust), a Maryland business trust having its principal place of business at 120 Albany Street Plaza, New Brunswick, New Jersey 08901 (the "Trust"), and George R. Zoffinger, an individual residing at the address set forth below his name on the signature page hereof ("Executive").

        WHEREAS, the Trust desires to employ Executive as the President and Chief Executive Officer of the Trust, and Executive has agreed to become the President and Chief Executive Officer of the Trust, on the terms set forth in this Agreement.

        NOW, THEREFORE, in consideration of the mutual covenants contained herein, the Trust and Executive agree as follows:

        1. Term. The Trust agrees to employ Executive, and Executive hereby agrees to work for the Trust as a full-time employee, for a period commencing on the date first set forth above and ending on the third anniversary of such date (the "Original Term"). The Original Term shall be extended automatically for additional one-year periods (each a "Renewal Term") unless notice that this Agreement will not be extended is given by either party to the other 30 days prior to the expiration of the Original Term or any Renewal Term. (The period of Executive's employment hereunder within the Original Term and any Renewal Term is herein referred to as the "Employment Period".)

        2. Employment. During the Employment Period, Executive shall be employed as the President and Chief Executive Officer of the Trust. In the performance of his duties, Executive shall be subject to the direction of the Board of Trustees of the Trust (the "Board of Trustees") and shall not be required to take direction from or report to any other person. Executive's duties and authority shall be commensurate with his title and position with the Trust. Executive agrees to his employment as described in this Section 2 and agrees to devote substantially all of his business time and efforts to the business and affairs of the Trust. Executive agrees to serve the Trust faithfully and to the best of his ability, and to perform such services and duties in connection with the business, affairs and operations of the Trust as may be assigned or delegated to him from time to time by or under, and in accordance with, the authority and direction of the Board of Trustees, and to use his reasonable best efforts in the promotion and advancement of the Trust and its welfare.

        3. Noncompetition During Employment Period. Because Executive's services to the Trust are essential and because Executive has access to the Trust's confidential information, Executive covenants and agrees that during the Employment Period, Executive will be a full-time employee of the Trust as provided in Section 2 hereof and Executive will not, without the express prior written consent of the Board of Trustees, invest in any real estate in which the Trust has an investment or has reviewed as a possible investment or become actively involved in any business or venture which competes, directly or indirectly, with the Trust or which would materially impair Executive's ability to perform fully his obligations under this Agreement. Notwithstanding anything contained herein to the contrary, Executive is not prohibited by this Section 3 from (a) making investments in any entity that owns, invests in, refurbishes, manages, leases or markets real estate if the shares of such entity are publicly traded and Executive's aggregate investments in such entity's constitute less than 5% of the equity ownership or $250,000, whichever is greater, of such entities, (b) participating as an officer, director or advisor to any charitable or tax-exempt organization, or (c) making investments of up to $100,000 in any private real estate investment (other than real estate in which the Trust has an investment or has reviewed as a possible investment) after the Board of Trustees has been duly informed of such Proposed investment.

        4. Base Salary. During the Employment Period, Executive's salary will be at the rate of $200,000 per year ("Base Salary"). Base Salary shall be payable in accordance with the Trust's normal business practices for senior executive officers, but no less frequently than monthly. Executive's Base Salary shall be reviewed no less frequently than annually by the Compensation and Nominating Committee of the Board of Trustees and may be increased, but not decreased, during the Employment Period.

        5. Performance Incentive Bonus Plan and Share Option Plan. Executive will be eligible for annual bonus compensation pursuant to the Trust's Performance Incentive Bonus Plan (the "Bonus Plan") and the 1995 Share Option Plan and any other share option or incentive compensation plan that is adopted by the Trust and in which the Trust's executive officers generally participate (the "Other Plans"). Awards, if any, made under the Bonus Plan or the Other Plans shall be determined in the discretion of the Compensation and Nominating Committee of the Board of Trustees. Upon commencement of the Employment Period, Executive will receive share options to purchase 244,000 shares of beneficial interest of the Trust, subject to vesting at a rate of 33 1/3% per year over three years, pursuant to the Trust's 1995 Share Option Plan. The exercise price and other terms applicable to such options will be determined by the Compensation and Nominating Committee of the Board of Trustees in its discretion pursuant to the 1995 Share Option Plan.

        6. Other Benefits. During the Employment Period, Executive shall have the right to participate in the Trust's 401 (k) Savings Plan, and any health, dental, retirement, pension or other benefit plans that are made generally available to the executive officers of the Trust from time to time. Executive shall be entitled to reasonable paid vacation time in accordance with the then regular procedures of the Trust for senior executive officers.


        7.     Termination.

               (a) Employment. Executive's employment hereunder may be terminated by the Trust at any time for other than Good Reason (as defined in Section 7 (c)), by a majority vote of all of the members of the Board of Trustees upon written notice to Executive. In the event of such termination, all compensation and benefits provided to Executive under this Agreement shall cease except that the Trust shall continue to pay only the Executive's Base Salary at the same rate for six (6) months. Any unexercised vested options shall remain exercisable only to the extent provided in the applicable share option plan and option agreements.

               (b) Termination by Executive Under Certain Circumstances. Executive's employment hereunder may be terminated effective immediately by Executive by written notice to the Board of Trustees in the event of
        (i) a failure by the Board of Trustees to elect Executive to offices with the same or substantially the same duties and responsibilities as set forth in Section 2, (ii) a failure by the Trust to comply with the provisions of Sections 4, 5 or 6 or a material breach by the Trust of any other provision of this Agreement, or (iii) personal health problems. In the event of such termination, all compensation and benefits provided to Executive under this Agreement shall cease except that the Trust shall continue to pay only the Executive's Base Salary at the same rate for six (6) months. Any unexercised vested options shall remain exercisable only to the extent provided in the applicable share option plan and option agreements.

               (c) Termination by the Trust for Good Reason or by Executive Without Cause. If (A) Executive is terminated for Good Reason (as defined below) or (B) if Executive shall voluntarily terminate his employment hereunder (other than pursuant to Section 7 (b) hereof), then the Employment Period shall terminate as of the effective date set forth in the written notice of such termination (the "Termination Date") and Executive shall be entitled to receive only his Base Salary at the rate provided pursuant to Section 4 which is payable prior to the Termination Date. Any unexercised vested options shall remain exercisable only to the extent provided in the applicable share option plan and option agreements. "Good Reason" shall mean a finding by the Board of Trustees that the Executive has (i) acted with gross negligence or willful misconduct in connection with the performance of his material duties hereunder and has not corrected such action within fifteen (15) days of receipt of written notice thereof; (ii) defaulted in the performance of his material duties hereunder and has not corrected such action within fifteen (15) days of receipt of written notice thereof; (iii) committed a material act of common law fraud against the Trust or its employees, which act has had an adverse impact on the financial affairs of the Trust; or (iv) been convicted of a felony and such conviction has had an adverse effect on the interests of the Trust. In the case of a termination pursuant to Section 7(c)(B), the Executive shall continue to comply with the provisions of Section 3 until the first anniversary of the Termination Date.

               (d) Termination by Reason of Death. The Employment Period shall terminate upon Executive's death and in such event, the Trust will pay Executive's Base Salary for a period of three (3) months from the date of his death or such other period as the Board of Trustees may determine, to Executive's estate or a beneficiary designated by Executive in writing prior to his death. Any unexercised or unvested options shall remain exercisable or vest upon Executive's death only to the extent provided in the applicable share option plan and option agreements.

               (e) Termination by Reason of Disability. In the event that Executive shall become unable to efficiently perform his duties hereunder because of any physical or mental disability or illness, Executive shall be entitled to be paid his Base Salary until the earlier of such time when (i) the period of disability or illness (whether or not the same disability or illness) shall exceed 180 consecutive days during the Employment Period or (ii) Executive becomes eligible to receive benefits under a comprehensive disability insurance policy obtained by the Trust (the "Disability Period"). Following the
        expiration of the Disability Period, the Trust may terminate this Agreement upon written notice of such termination. Any unexercised or unvested share options shall remain exercisable or vest upon such termination only to the extent provided in the applicable share option plan and option agreements.

        8. Remedies For Breach. If Executive breaches the terms of this Agreement, in addition to any other remedies which it may have, the Trust may terminate Executive's employment and any further participation in any employee plan in accordance with employment policies of the Trust, as in effect from time to time, and Executive shall forfeit any further compensation. In addition, the provisions of Sections 3 and 9 of this Agreement may be specifically enforced if not performed according to their terms. Without limiting the generality of the foregoing, the parties acknowledge that the Trust would be irreparably damaged and there would be no adequate remedy at law for Executive's breach of Sections 3 and 9 hereof and, accordingly, Executive hereby consents to the entry of any temporary restraining order or preliminary or ex parte injunction, in addition to any other remedies available at law or in equity, to enforce the provisions thereof. This Section shall survive the termination of this Agreement.

        9. Records and Nondisclosure of Confidential Information. All records, financial statements and similar documents obtained, reviewed or compiled by Executive in the course of the performance by him of services for the Trust, whether or not confidential information or trade secrets, shall be the exclusive property of the Trust. Executive shall have no rights in such documents upon any termination of this Agreement. The agreement set forth in this Section 9 shall survive the expiration of the Employment Period and any termination of this Agreement.

        10. Waiver. The failure of the Trust to require the performance of any term or obligation provided for herein, or the waiver by the Trust of any breach of this Agreement, shall not prevent enforcement of such term or obligation or be deemed a waiver of any subsequent breach.

        11. Conflicting Agreements. Executive hereby represents and warrants that the execution of this Agreement and the performance of his duties and obligations hereunder will not breach or be in conflict with any other agreement to which he is a party or is bound, and that he is not now subject to any covenants against competition or similar covenants in favor of any other person or entity which could affect the performance of his duties hereunder.

        12. Entire Agreement. This Agreement constitutes the entire agreement among the parties hereto with respect to the subject matter hereof. This Agreement supersedes and replaces any prior agreement or arrangement relative to Executive's employment by the Trust, and all such prior agreements and arrangements are hereby terminated.

        13. Governing Law and Severability. This Agreement shall be governed by and construed under the laws of the State of New Jersey and shall not be modified or discharged in whole or in part except by an agreement in writing signed by the parties hereto. In case any one or more of the provisions or parts of a provision contained in this Agreement shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision or part of a provision of this Agreement, but this Agreement shall be construed as if such invalid or illegal or unenforceable provision or part of a provision had been limited or modified (consistent with its general intent) to the extent necessary so that it shall be valid, legal and enforceable, or if it shall not be possible to so limit or modify such invalid, illegal or unenforceable provision or part of a provision, this Agreement shall be construed as if such invalid, illegal or unenforceable provision or part of a provision had never been contained herein, and the parties will use their best efforts to substitute a valid, legal and enforceable provision which, insofar as practicable, implements the purpose and intent of the provision or part of such provision originally contained herein.

        14. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns; provided, however, that this Agreement may not be assigned by Executive without the prior written consent of the Trust. The Trust shall require any successor of the Trust which shall acquire, directly or indirectly, by merger, consolidation, purchase or otherwise, all or substantially all of the assets of the Trust, by an agreement in form and substance satisfactory to Executive, expressly to assume and agree to perform this Agreement in the same manner and to the same extent as the Trust would be required to perform if no such succession had taken place.

        15. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all of which shall constitute one agreement.

        IN WITNESS WHEREOF, the parties hereto have executed this Employment Agreement as an instrument under seal as of the date first set forth above.

                                    VALUE PROPERTY TRUST


                                    By: Martin Bernstein
                                        Compensation and Nominating Committee
                                        Value Propert Trust


                                    /s/ George R. Zoffinger
                                    -----------------------
                                        GEORGE R. ZOFFINGER

                                       Signed 9/29/95